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Exhibit 5.2

[Letterhead of Cortés y Núñez Sarrapy, S.C.]

Registration Statement on Form F-3 of
Desarrolladora Homex, S.A.B. de C.V.
(File No. 333-            )

September 25, 2009

Desarrolladora Homex, S.A.B. de C.V.
Boulevard Alfonso Zaragoza M. 2204 Norte,
80020, Culiacán, Sinaloa, México

Ladies and Gentlemen:

        We have acted as Mexican counsel to Desarrolladora Homex, S.A.B. de C.V., a corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for (i) the registration and sale from time to time of common shares of the Company (the "Shares") without par value, including shares in the form of American Depositary Shares, each representing six Shares; and (ii) the registration of the offering by the Company of an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices (the "Debt Securities"). Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of securities, the Debt Securities will be issued under an indenture (the "Indenture"), the form of which is included in the Registration Statement.

        In so acting, we have examined and relied upon originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, as we have deemed necessary or appropriate for the purposes of the opinion expressed below. In all such examinations, we have assumed, without any independent investigation or inquiry of any kind, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity and completeness of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

        We have assumed that there are no other documents, agreements or other arrangements involving any party or other relevant instrument that may in any way affect the opinions expressed herein. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of the Company.

        Based upon the foregoing, and subject to each and all of the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Company has an authorized capitalization as set forth in the Registration Statement and that when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares proposed to be sold by the Company, and when the Shares are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, the Shares will be validly issued, fully-paid and non-assessable and free of statutory preemptive rights; provided, however, that the sale of the Shares by the Company is made through a public offering; and (ii) when the Debt Securities, in the form of the notes included in the Indenture filed as an exhibit to the Registration Statement, have been duly authorized by the Company, and duly executed and authenticated in accordance with the Indenture and duly delivered and paid for by the purchaser thereof pursuant to a sale in the manner described in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company.

        We are qualified to practice law in Mexico only and therefore the opinions expressed in this letter are limited to questions arising under the laws of Mexico.

        Therefore, this opinion does not cover any questions arising under or relating to any laws other than the laws of Mexico as in effect at the date of this opinion and we have assumed that there is nothing in any other law that affects our opinion.

        This opinion is dated as of today and we also expressly disclaim any responsibility to advise with respect to any developments, modifications or circumstances of any kind occurring after the date hereof, even though such development or modification may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion letter.

        We express no opinion as to any agreement, instruments or other documents other than as specified in this letter.

        This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

        We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to any related supplemental registration statement filed pursuant to the rules applicable thereto and to the reference made to our firm under the caption "Validity of the Securities" of the Registration Statement.

Very truly yours,
/s/ CORTÉS Y NÚÑEZ SARRAPY, S.C. Cortés y Núñez Sarrapy, S.C.
By: Jaime Cortés Rocha

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  Exhibit 5.2